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                               EMPLOYMENT AGREEMENT


         This Employment Agreement is dated as of January 16, 1996, and is entered into between UAG Atlanta, Inc., a Delaware corporation ("UAG/Atlanta"), Atlanta Toyota, Inc., a Texas corporation (the "Company") and John R. Smith, an individual resident of the State of Georgia ("Executive").

         WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions of Executive's employment by the Company;

         NOW, THEREFORE, the parties hereby agree:


                                      ARTICLE 1
                       EMPLOYMENT, DUTIES AND RESPONSIBILITIES

         1.1. EMPLOYMENT. Executive shall be employed as President of the Company and Vice-President of UAG/Atlanta. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company and its subsidiaries.

         1.2. DUTIES AND RESPONSIBILITIES. Executive shall be required to perform such duties and responsibilities as are consistent with his position and as the Board of Directors of the Company (the "Board") and/or the Chief Executive Officer of United Auto Group, Inc. may from time to time prescribe.

         1.3. REPORTING. Executive shall report, in the performance of his duties, directly to the Chief Executive Officer of UAG/Atlanta.


                                      ARTICLE 2
                                         TERM

         2.1. TERM. The term of Executive's employment under this Agreement (the "Term") shall commence on January 1, 1996 and shall continue until December 31, 1996; provided that this Agreement may be terminated earlier as provided in
Article 5 hereof.

         2.2. NO VIOLATION. Executive represents and warrants to the Company and UAG/Atlanta that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

                                      ARTICLE 3
                              COMPENSATION AND EXPENSES

         3.1. SALARY AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article 5 hereof):

         (a) SALARY. The Company shall pay Executive a salary payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of $350,000 per annum (or such PRO RATA amount thereof for any period of less than one year). In addition, the Company shall pay executive a bonus to be determined in accordance with the terms of the 1996 Bonus Agreement attached hereto as Exhibit A.

         (b) BENEFIT PLANS. Executive shall participate during the Term in such health, major medical insurance and other plans for the benefit of the employees of the Company as may be maintained from time to time during the Term, if at all, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs.

         (c) VACATION. Executive shall be entitled to a paid vacation in accordance with Company policy during the Term.


                                      ARTICLE 4
                                  EXCLUSIVITY, ETC.

         4.1. EXCLUSIVITY. Executive agrees to perform his duties, responsibilities and obligations hereunder to the best of his ability.
Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company or any of its subsidiaries, except as permitted in Section 4.2 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

         4.2. OTHER BUSINESS VENTURES. Executive agrees that, so long as he is employed by the Company, he will not have any financial or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to one percent (1%) of the outstanding capital stock of any such business


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having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

         4.3. CONFIDENTIALITY; NON-INTERFERENCE. (a) Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, any of its subsidiaries or their affiliates. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include information treated as confidential or as a trade secret by the Company, any of its subsidiaries or their affiliates, including but not limited to, information regarding contemplated products or models, unless such information is otherwise available to Executive or to the public generally; business and financial methods or practices, marketing, merchandising and selling techniques which were devised, designed or invented by the Company, any of its subsidiaries or their affiliates; customers, vendors or suppliers, or lists thereof, where such information is not generally available to the public; trade secrets of the Company, any of its subsidiaries or their affiliates; training programs, manuals or materials other than general business practices generally used in the business of selling and leasing motor vehicles; the specific terms of contracts between the Company, any of its subsidiaries or their affiliates and its customers, vendors and suppliers; systems or procedures which were designed, devised or invented by the Company, any of its subsidiaries or their affiliates, and which are unique to them; mailing lists, pricing plans or schemes designed, devised or invented by the Company, any of its subsidiaries or their affiliates; price lists, financial data (including the revenues, costs or profits associated with any of the Company's or its subsidiaries' products or services); specific business plans or goals of the Company, any of its subsidiaries or their affiliates, and the strategies designed or devised by the Company, any of its subsidiaries or their affiliates to achieve or reach those plans or goals; code books, invoices and other financial statements; computer programs, software systems or discs and printouts containing such programs or systems, which are not commonly available to the public and which are customized for the Company, any of its subsidiaries or their affiliates; databases containing any of the information set out in this subsection; customer and industry lists compiled by the Company, any of its subsidiaries or their affiliates; correspondence containing any of the information set out in this subsection; internal reports; personnel files; sales and advertising material or any other compilation of information, written or unwritten, which contains any of the information set out in this subsection in regard to the business of the Company, any of its subsidiaries or their affiliates; provided, however, that nothing set forth herein is intended to prohibit Executive from accepting employment with any automobile or truck dealership or ancillary business after this Agreement is terminated, whether the Agreement is terminated by the Company or by Executive.


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         Executive's obligation under this Section 4.3(a) shall not apply to any information which is in the public domain or hereafter enters the public domain without the fault of Executive. Executive agrees not to remove from the premises of the Company or any of its subsidiaries, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such information. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, Executive shall return to the Company the originals and all copies of any such information provided to or acquired by Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by Executive during the course of his employment, and no copy of any such shall be retained by him.

         (b) During the Term and thereafter until June 30, 1997, Executive shall not interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its subsidiaries or their affiliates and any customer, client, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Company or any of its subsidiaries or their affiliates. The provisions of this
Section 4.3(b) shall not apply if the Executive is terminated by the Company without Cause. For purposes of this Agreement, "Cause" shall mean: (i) Executive's failure, neglect or refusal to perform his duties hereunder, which failure, neglect or refusal shall not have been remedied by Executive within five (5) days of receipt by Executive of written notice from the Company of such failure, neglect or refusal, (ii) Executive's refusal to follow the instructions, orders or directives of the Board or UAG/Atlanta Board or the Chief Executive Officer of United Auto Group with respect to his duties and responsibilities hereunder, (iii) any willful or intentional act of Executive that has the effect of injuring the reputation or business of the Company or its affiliates, (iv) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board or (B) is the result of Executive's illness, disability or incapacity or a personal or family emergency,
(v) use of illegal drugs by Executive, (vi) conviction of Executive for, or the entry of a plea (including nolo contenders or its equivalent) by Executive with respect to, a felony or any act of fraud, misappropriation or embezzlement under federal or state law, (vii) the commission by Executive of an act of fraud or embezzlement against the Company, or (viii) Executive's other material breach of this Agreement.

         (c) It is the desire and intent of the parties that the provisions of this Section 4.3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if


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any particular portion of this Section 4.3 shall be adjudicated to be invalid or unenforceable, this Section 4.3 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 4.3 in the particular jurisdiction in which such adjudication is made.

         (d) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Company may deem reasonably necessary or appropriate to effectuate the provisions of this
Section 4.3.


                                      ARTICLE 5
                                     TERMINATION

         5.1. TERMINATION BY THE COMPANY. Subject to Section 5.4, the Company shall have the right to terminate Executive's employment at any time.

         5.2. DEATH. In the event Executive dies during the Term, this Agreement shall automatically terminate (subject to Section 5.4 hereof), such termination to be effective on the date of Executive's death.

         5.3. DISABILITY. In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate this Agreement (subject to Section 5.5 hereof), such termination to be effective upon the giving of notice thereof to Executive in accordance with
Section 6.2 hereof.

         5.4. EFFECT OF TERMINATION. In the event of termination of Executive's employment for any reason, the Company shall pay to Executive (or his beneficiary in the event of his death) any salary earned but not paid to Executive prior to the effective date of such termination.


                                      ARTICLE 6
                                    MISCELLANEOUS

         6.1. BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

         6.2. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to c/o United Auto Group, Inc. 375 Park Avenue, New York, New York 10022, facsimile no.
(212) 223-5148, Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to John R. Smith c/o Atlanta Toyota, Inc., 2345 Pleasant Hill Road, Duluth, Georgia 30136 or to such other address as Executive shall designate by written notice to the Company.
Any notice given hereunder shall be effective and deemed to have been given as of the date so delivered or three
(3) days after the date so mailed.

         6.3. AMENDMENT. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

         6.4. WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. Any waiver must be in writing and signed by Executive or the Company, as the case may be.

         6.5. HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.6. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Georgia without reference to the principles of conflict of laws.

         6.7. AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         6.8. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.


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         6.9. VALIDITY.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

                             ATLANTA TOYOTA, INC., a Texas corporation


                             By:  /s/Jeffrey A. Gurske
                                  --------------------------------
                             Its: Executive
                                  --------------------------------

                             UAG ATLANTA, INC., a Delaware corporation


                             By:  /s/John R. Smith
                                  --------------------------------
                             Its: President
                                  --------------------------------
                                   John R. Smith


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